SCP Pool Corporation

Craig K. Hubbard
Chief Financial Officer
985.801.5117
www.scppool.com

SCP POOL CORPORATION ANNOUNCES 3-FOR-2 STOCK SPLIT

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COVINGTON, LA (August 8, 2003) – SCP Pool Corporation (Nasdaq/NM:POOL) announced today that its Board of Directors has declared a 3-for-2 stock split to be effected in the form of a 50% stock dividend. The additional shares will be distributed on September 12, 2003 to shareholders of record at the close of business on August 22, 2003. SCP Pool Corporation has approximately 23,562,028 shares outstanding.

Mr.   Wilson B. Sexton, Chairman of the Board, noted, “We are confident in the future of the young swimming pool industry and in SCP’s continued performance in the industry”.

SCP Pool Corporation is the world’s largest wholesale distributor of swimming pool supplies and related products. Currently, SCP operates 192 service centers in North America and Europe, through which it distributes more than 60,000 national brand and private label products to approximately 45,000 customers. For more information about SCP, please visit www.scppool.com.